United States
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 13, 1998


                     Coastal Caribbean Oils & Minerals, Ltd.
             (Exact name of registrant as specified in its charter)


         Bermuda                         1-4668                     NONE
State or other jurisdiction            (Commission             (IRS Employer
    of incorporation)                  File Number)          Identification No.)


Clarendon House, Church Street, Hamilton HM DX, BERMUDA             NONE
       (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code (441) 295-1422


         (Former name or former address, if changed since last report.)



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                                    FORM 8-K

                     COASTAL CARIBBEAN OILS & MINERALS, LTD.





Item 5.   Other Events

         On May 13, 1998, the State of Florida Administration Commission issued the following order regarding Coastal Petroleum Company's pending application for a drilling permit:

         The Commission rejects the recommended $224,488,571 surety amount, and remands this proceeding to DOAH [Division of Administrative Hearings] for further proceedings limited to the following two issues:

         1. A. Projected natural resource damages for a "maximum oil spill" should be recalculated, based upon a daily flow rate of 5,948 barrels, to account for the maximum time needed to drill a relief well as found in paragraph 100 of the Recommended Order; and

                 B. Projected cleanup costs shall be recalculated in accordance with the foregoing directions.

         On or before May 26, 1998, the Florida Department of Environmental Protection is also expected to act on the pending application for a drilling permit.



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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         COASTAL CARIBBEAN OILS & MINERALS, LTD.
                                                        (Registrant)



                                         By /s/ Benjamin W. Heath
                                                Benjamin W. Heath
                                                President

Date:  May 13, 1998